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Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

UPHEALTH HOLDINGS, INC., et al.,[1]	Case No. 23-11476 (LSS)

Debtors.	(Jointly Administered)
Related Docket Nos.: 810, 854

Obj. Deadline: Oct. 15, 2024, at 4:00 p.m. (ET)
Hearing Date: Oct. 22, 2024, at 11:00 a.m. (ET)

SUPPLEMENT TO MOTION OF DEBTOR UPHEALTH HOLDINGS, INC.

FOR ENTRY OF ORDERS (I) (A) APPROVING AND AUTHORIZING BIDDING

PROCEDURES IN CONNECTION WITH THE SALE OF UPHEALTH HOLDINGS,

INC.’S INTEREST IN TTC HEALTHCARE, INC., (B) AUTHORIZING PROCEDURES

TO DESIGNATE STALKING HORSE BIDDER AND (C) GRANTING RELATED

RELIEF AND (II) (A) AUTHORIZING SALE OF UPHEALTH HOLDINGS, INC.’S

INTEREST IN TTC HEALTHCARE, INC. TO THE SUCCESSFUL BIDDER AND

(B) GRANTING RELATED RELIEF

Debtor UpHealth Holdings, Inc. (“UpHealth Holdings” or the “Debtor”), by and through its undersigned counsel, DLA Piper LLP (US), hereby respectfully represents as follows in support of this supplement (this “Supplement”)2 to the Motion of Debtor UpHealth Holdings, Inc. for Entry of Orders (I) (A) Approving and Authorizing Bidding Procedures in Connection with the Sale of UpHealth Holdings, Inc.’s Interest in TTC Healthcare, Inc., (B) Authorizing Procedures to Designate Stalking Horse Bidder(s), and (C) Granting Related Relief and (II) (A) Authorizing Sale of UpHealth Holdings, Inc.’s Interest in TTC Healthcare, Inc. to the Successful Bidder and (B) Granting Related Relief [D.I. 810] filed on July 17, 2024 (the “Initial Bid Procedures Motion”, and together with the Supplement, the “Bid Procedures Motion”), for entry of an order, in

[1]

The debtors (the “Debtors”) in these chapter 11 cases, along with the last four digits of each Debtors’ federal tax identification number, are as follows: UpHealth Holdings, Inc. (6328); Thrasys, Inc. (7413); Comprehensive Care Alliance LLC (6965); Behavioral Health Services LLC (8110); BHS Pharmacy LLC (2475); Psych Care Consultants LLC (8822); and Reimbursement Solutions LLC (6388). The Debtors’ headquarters and the mailing address is 14000 S. Military Trail, Suite 202, Delray Beach, FL 33484.

[2]	All capitalized terms used but not otherwise defined herein have the meaning given to them in the Bid Procedures Motion (defined below).

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substantially the form attached hereto as Exhibit A, (i) authorizing the Debtor to enter into and perform under that certain executed commitment letter dated as of September 20, 2024 (the “Commitment Letter”), attached hereto as Exhibit B, including approving all the binding provisions thereof, for a private sale of its equity interest in its wholly-owned non-debtor subsidiary TTC Healthcare, Inc. (the “TTC Interests”) free and clear of all liens, claims, and encumbrances (the “TTC Sale”) to an entity newly formed by Mr. Martin S.A. Beck (“Beck”)3 and Freedom 3 Capital (“F3C” and, such entity, “Purchaser”); and (ii) granting related relief. In support of this Supplement, the Debtor refers this Court to the (i) Declaration of Jay Jennings in Support of the Filing of the Petitions and Certain Pleadings [D.I. 809] and (ii) Declaration of Michael Krakovsky of Stout Capital, LLC in Support of Sale (the “Krakovsky Declaration”) and respectfully states as follows:

Jurisdiction and Venue

1. This Court has jurisdiction over the above-captioned chapter 11 cases and the Bid Procedures Motion under 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated as of February 29, 2012. This is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

2. Venue is proper in this district under 28 U.S.C. §§ 1408 and 1409.

3. Pursuant to Rule 9013-1(f) of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Debtor consents to the entry of a final judgment or order with respect to the Supplement if it is determined that the Court, absent consent of the parties, cannot enter final orders or judgments consistent with article III of the United States Constitution.

[3]

Beck previously served in a variety of roles with the Debtors, including, most recently, as the Chief Executive Officer for the Debtors and non-Debtor affiliates from October 6, 2023 until his resignation on July 11, 2024.

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4. The statutory bases for relief are sections 105 and 363 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), Rules 2002, 6004, 9007 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Local Rules 2002-1, 6004-1, and 9006-1.

Background

5. Since filing the Initial Bid Procedures Motion, the Debtor, with the assistance of its investment banker, Stout Capital, LLC (“Stout”), and in consultation with the Consultation Parties, has worked diligently to solicit bids pursuant to the Bidding Procedures Order by engaging in a marketing and sale process to identify a party ready, willing, and able to consummate a transaction for the sale of the TTC Interests. Stout’s employment was approved by this Court on June 26, 2024, under the Order Approving Debtor UpHealth Holdings, Inc.’s Application for Entry of Order (I) Authorizing the Employment and Retention of Stout Capital, LLC as Investment Banker to the Debtor, (II) Modifying Certain Time-Keeping Requirements, and (III) Granting Related Relief [D.I. 764].

6. On August 6, 2024, the Court entered an order [D.I. 854] (the “Bidding Procedures Order”) granting the Bidding Procedures Motion and approving the Debtor’s proposed bidding procedures (the “Bidding Procedures”). Pursuant to the Bidding Procedures Order, the Debtor was authorized to designate a Stalking Horse Bidder by September 10, 2024, including offering bid protections, by filing a supplement to the Bidding Procedures Motion and providing parties no less than three days’ notice of the objection deadline. Bidding Procedures Order ¶¶ 15, 16, 19.

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7. Since commencing the sale process, the Debtor and Stout have contacted over 150 prospective buyers, 50 of whom executed non-disclosure agreements. A number of parties submitted indications of interest.

8. Under the Bidding Procedures Order, the deadline for interested parties to submit a bid was September 12, 2024 (the “Bid Deadline”). The Debtor received the Commitment Letter before the Bid Deadline, but did not sign the Commitment Letter until September 20, 2024.

Summary of the Terms of the Commitment Letter

9. On or about September 5, 2024, the Purchaser tendered an initial version of the Commitment Letter to the Debtor. On September 20, 2024, following extensive negotiations with the Debtor and Consultation Parties, the Purchaser agreed to enter into the negotiated Commitment Letter for the purchase of the TTC Interests as set forth below. A summary of the material terms of the Commitment Letter are as follows:

Summary of Material Terms[4]

Purchase Price	$11.0 million (assuming debt free, cash free, working capital consistent with the business shaving been operated in the ordinary course since the last audit, and no material undisclosed liabilities being uncovered in diligence), payable in cash at closing.

Diligence / Process Timing	All diligence has been completed except: (i) confirmatory legal diligence (expected to be completed within 3 weeks), (ii) legal documentation (expected to be completed in 4 weeks), and (iii) high level review of insurance and cybersecurity.

Exclusivity	Given the time and expenses required to review and consummate the Transactions, the Debtor agrees that during the Exclusivity Period (as defined below), the Debtor and the Company shall not, and the Debtor and the Company shall cause their direct and indirect equity holders, affiliates, advisors, representatives, agents, directors, officers, and employees (collectively, the “Representatives”) not to: (i) discuss, negotiate, participate in, propose, authorize, enter into, or consummate

[4]

Capitalized terms used but not otherwise defined in this section will retain the meaning ascribed to such terms in the Commitment Letter. Any description of the Commitment Letter in this Motion is qualified with and subject to the express terms of the Commitment Letter. In the event of any inconsistency, the Commitment Letter will control.

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any agreement (whether definitive, in principle, or otherwise) with respect to any transaction involving a recapitalization, reorganization, financing, refinancing, restructuring, merger, consolidation, business combination, joint venture, purchase or disposition of any equity interest in, or the material assets of, the Company or any similar transaction (a “Company Transaction”); or (ii) solicit, knowingly encourage, continue or conduct any discussions, inquiries, or negotiations with respect to, or otherwise knowingly facilitate any submission of proposals or offers in respect of, a Company Transaction. UpHealth, the Company and their Representatives shall immediately cease and cause to be terminated any existing discussions or negotiations with any person conducted heretofore with regards to a Company Transaction. Notwithstanding the forgoing, UpHealth and its Representatives may engage in discussions with the Consultation Parties designated in the Bankruptcy Court- approved bidding procedures (provided that the non-disclosure agreements previously executed by such consultation parties are provided to F3C and are reasonably acceptable to F3C) with respect to its and the Company’s obligations, including with respect to the pending Bankruptcy cases of the Debtors, and such discussions shall not constitute a violation of this paragraph labeled “Exclusivity.” In addition, during the Exclusivity Period, the Company shall promptly notify F3C of any communications from third parties with respect to any proposed Company Transaction (including the material terms thereof) or similar solicitation, in each case that UpHealth, the Company or their Representatives receives. F3C and Beck shall be entitled to a right of first refusal with respect to any proposed Company Transaction received during the Exclusivity Period.

“Exclusivity Period” means the period beginning the date upon which UpHealth executes and returns to F3C the Commitment Letter and ending on the earlier of (i) the date upon which a definitive transaction agreement among F3C, UpHealth, the Company, and the other parties thereto is signed, (ii) the date the proposal is terminated by mutual written agreement of the parties and (iii) four weeks from the date of countersignature of the Commitment Letter by the Debtor.[5].

Bid Protections	Upon the earlier of (i) the execution of the Stock Purchase Agreement (the “SPA”) or (ii) the filing of the SPA with the Bankruptcy Court, the Purchaser shall be entitled to bidder protections which shall include a $750,000 break-up fee and an additional $500,000 of expense reimbursement (the “Bid Protections”). This provision regarding Bid Protections is to be approved by the Bankruptcy Court as a condition of the Commitment Letter.

[5]

The Debtor countersigned the Commitment Letter on September 20, 2024. Therefore, the Debtor seeks approval of an Exclusive Period through and including October 18, 2024, which is four weeks from the date of execution of the Commitment Letter.

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If any of the provisions set forth in the paragraph of the Commitment Letter labeled “Exclusivity” or the sub-paragraph labeled “Bid Protections” in the paragraph labeled “Key Bid Considerations” is amended or modified in any way, or rejected, by the Bankruptcy Court, F3C and Beck shall be entitled to terminate all discussions regarding the Transactions at their sole discretion. If F3C and Beck are willing, ready and able to enter into the SPA on substantially the terms set forth in the Commitment Letter (which shall include a purchase price of $11.0 million (assuming debt free, cash free, working capital consistent with the business having been operated in the ordinary course since the last audit, and no material undisclosed liabilities being uncovered in diligence) payable in cash at closing) but UpHealth is not, then UpHealth shall reimburse F3C’s and Beck’s reasonable and documented legal expenses incurred up to such time in pursuit of the Transactions promptly upon demand by F3C and Beck. If UpHealth or the Company breaches any of the provisions set forth in the paragraph labeled “Exclusivity” (except that it shall not be a breach of a provision set forth in such paragraph if a proposed Company Transaction is received during the Exclusivity Period for a purchase price that is less than the amount set forth in the Commitment Letter in the paragraph labeled “Purchase Price” and UpHealth does not agree to consummate the Transactions with F3C and Beck for such lesser purchase price rather than the amount set forth in this Commitment in the paragraph labeled “Purchase Price”), then F3C and Beck may terminate all discussions regarding the Transactions at their sole discretion, and UpHealth shall pay F3C and Beck a sum equal to (i) F3C’s and Beck’s reasonable and documented legal expenses incurred up to such time in pursuit of the Transactions, plus (ii) $750,000, in cash, promptly upon demand by F3C and Beck.

Purchaser’s Counsel	Morrison & Foerster LLP

Stock Purchase Agreement	The Debtor will file the SPA within three (3) days of execution of the SPA.

10. After conferring with Stout and its other professionals and the Consultation Parties, and in light of the status of the sale process, the Debtor believes that the Commitment Letter represents the best method currently available of maximizing the value for the TTC Interests.

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Relief Requested

11. By this Supplement, and pursuant to sections 105 and 363 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 9007 and 9014 and Local Rules 2002-1, 6004-1 and 9006-1, the Debtor seeks entry of an order (the “Proposed Order”), substantially in the form attached hereto as Exhibit A (i) authorizing the Debtor to enter into and perform the binding provisions of the Commitment Letter and (ii) granting related relief.

Supplemental Argument

A.	The Court should approve the Debtor’s entry into the Commitment Letter.

12. In accordance with Bankruptcy Rule 6004, sales of estate assets outside the ordinary course of business may be by private sale or public auction. The Debtor, in consultation with the Consultation Parties, has determined that the Sale of the TTC Interests on material terms consistent with the Commitment Letter and the SPA when executed will enable it to maximize the value of the TTC Interests and will serve the best interests of the Debtor’s creditors.

13. The Debtor has demonstrated a sound business judgment for entering into the Commitment Letter and pursuing approval of the Transactions contemplated therein through a private sale. The Commitment Letter is the result of extensive negotiations between the Purchaser and the Debtor (in consultation with the Consultation Parties). Moreover, and based on the outcome of the sale process to date, the Commitment Letter represents the best opportunity to expeditiously close the TTC Sale. This Supplement is substantively consistent with the Bidding Procedures Order and related stalking horse designation procedures, and all parties in interest have had and will continue to have an opportunity to meaningfully participate in the sale of the TTC Interests. As a result, proceeding with a private sale of the TTC Interests to the Purchaser is in the best interests of the Debtor’s estate and is consistent with the Debtor’s fiduciary duties.

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14. The Debtor respectfully submits that authorizing it to enter into and perform under the binding provisions of the Commitment Letter and ultimately approving a sale of the TTC Interests on the terms of the SPA (subject to further opportunity to object) will maximize the value of the TTC Interests in light of the Debtor’s marketing efforts and the sale process results to date. Critically, as is evident from the Debtors’ monthly operating reports, speed to close is essential.

15. Therefore, there is ample cause for the Court to issue an order under sections 105 and 363 of the Bankruptcy Code, authorizing the Debtor to perform under the binding provisions of the Commitment Letter and proceed with a private sale to the Purchaser for the TTC Interests, subject to further notice, opportunity to object and Court approval at the Sale Hearing. Additionally, all parties in interest will have an opportunity to review and object to the proposed SPA before it is finally approved. To be certain, if any party provides the Debtors with terms that are superior to the terms set forth in the Commitment Letter, the Debtors will, in consultation with the Consultation Parties, act in a manner consistent with their fiduciary duties.

B.	The Bid Protections are appropriate under the circumstances.

16. The Commitment Letter provides certain Bid Protections for the Purchaser in order to induce the Purchaser to expend substantial time and resources necessary to proceed to the execution of the SPA and closing. These are structurally consistent with the Bidding Procedures Order.

17. The Commitment Letter provides certain bid protections for the Purchaser in order to induce the Purchaser to expend substantial time and resources necessary to proceed to closing. The Commitment Letter provides substantial value to the Debtor’s estate by incentivizing the Purchaser to proceed expeditiously to execution of the SPA, entry of the Sale Order and closing. Therefore, the Bid Protections should be approved. In re O’Brien Env’t Energy, Inc., 181 F.3d 527, 533 (3d Cir. 1999).

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18. Therefore, under the circumstances, the Debtor believes that the Bid Protections are fair and reasonable and are “actually necessary” to induce the Purchaser, which has provided the highest and best proposal for the TTC Interests to date, to consummate a transaction that will maximize and preserve value of the estate. See O’Brien Env’t Energy, Inc., 181 F.3d at 535 (“In other words, the allowability of break-up fees, like that of other administrative expenses, depends upon the requesting party’s ability to show that the fees were actually necessary to preserve the value of the estate.”). The Bid Protections were negotiated at arms’-length and in good faith, discussed with the Consultation Parties—the key economic stakeholders in these chapter 11 cases—and were a necessary inducement to the Purchaser’s commitment to proceed to expend substantial resources moving forward with the Transactions. The Bid Protections are necessary to preserve the value of the Debtor’s estate, because, without the Bid Protections, the Debtor will forfeit the opportunity to close on the highest and best offer for the TTC Interests. To be certain, the Bid Protections function like any other Bid Protections in a sale process, by protecting the bidder from being topped after the bidder expended substantial time and effort and resources to arrive at the Commitment Letter and negotiate the SPA, while at the same time not prejudicing the Debtor’s ability to exercise its fiduciary duties. The Debtor, in consultation with the Consultation Parties, agreed to the Bid Protections in part based on the months long and comprehensive process run by Stout, as well as its own understanding of the market. While the Debtor realizes that granting “exclusivity” to a bidder is not necessarily standard, it is absolutely appropriate in this situation given the facts and circumstances presently known.

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Notice

19. Consistent with the Bidding Procedures Order, notice of the TTC Sale and auction process was provided to all creditors and other required notice parties. Notice of this Supplement shall be provided to: (i) the Office of the United States Trustee for Region 3; (ii) counsel to the Committee, (iii) counsel to Wilmington Trust, National Association, as Indenture Trustee; (iv) counsel to the Noteholders; and (v) any party that has requested notice pursuant to Bankruptcy Rule 2002.

[Remainder of page intentionally left blank]

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WHEREFORE, the Debtor respectfully requests that the Court enter an order substantially in the form attached hereto as Exhibit A granting (a) the relief requested herein and (b) any such other and further relief as the Court may deem proper.

Dated: September 22, 2024 Wilmington, Delaware	Respectfully submitted,
DLA PIPER LLP (US)

/s/ Stuart M. Brown
Stuart M. Brown (DE 4050)
1201 N. Market Street, Suite 2100
Wilmington, Delaware 19801
Telephone: (302) 468-5700
Facsimile: (302) 394-2462
Email: stuart.brown@us.dlapiper.com

-and-

Richard A. Chesley (admitted pro hac vice)
Jamila Justine Willis (admitted pro hac vice)
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 335-4500
Facsimile: (212) 335-4501
Email: richard.chesley@us.dlapiper.com
jamila.willis@us.dlapiper.com

Counsel to the Debtors

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Exhibit A

Proposed Order

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

UPHEALTH HOLDINGS, INC., et al.,[1]	Case No. 23-11476 (LSS)

Debtors.	(Jointly Administered)

Related D.I. Nos. 810, 854, [ ]

ORDER APPROVING SUPPLEMENT TO MOTION OF DEBTOR UPHEALTH HOLDINGS, INC. FOR ENTRY OF ORDERS (I) (A) APPROVING AND AUTHORIZING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF UPHEALTH HOLDINGS, INC.’S INTEREST IN TTC HEALTHCARE, INC.,

(B) AUTHORIZING PROCEDURES TO DESIGNATE STALKING HORSE BIDDER AND (C) GRANTING RELATED RELIEF AND (II) (A) AUTHORIZING SALE OF UPHEALTH HOLDINGS, INC.’S INTEREST IN TTC HEALTHCARE, INC. TO THE SUCCESSFUL BIDDER AND (B) GRANTING RELATED RELIEF

Upon the Motion of Debtor UpHealth Holdings, Inc. for Entry of Orders (I) (A) Approving and Authorizing Bidding Procedures in Connection with the Sale of UpHealth Holdings, Inc.’s Interest in TTC Healthcare, Inc., (B) Authorizing Procedures to Designate Stalking Horse Bidder(s), and (C) Granting Related Relief and (II) (A) Authorizing Sale of UpHealth Holdings, Inc.’s Interest in TTC Healthcare, Inc. to the Successful Bidder and (B) Granting Related Relief [D.I. 810] (the “Initial Bid Procedures Motion”, together with the Supplement, the “Bid Procedures Motion”)2 of Debtor UpHealth Holdings, Inc. (“UpHealth Holdings” or the “Debtor”), pursuant to sections 105(a) and 363 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 6004, 9007 and 9014 of the Federal Rules of Bankruptcy Procedure (as amended from time to

[1]

The debtors (the “Debtors”) in these chapter 11 cases, along with the last four digits of each Debtors’ federal tax identification number, are as follows: UpHealth Holdings, Inc. (6328); Thrasys, Inc. (7413); Comprehensive Care Alliance LLC (6965); Behavioral Health Services LLC (8110); BHS Pharmacy LLC (2475); Psych Care Consultants LLC (8822); and Reimbursement Solutions LLC (6388). The Debtors’ headquarters and the mailing address is 14000 S. Military Trail, Suite 202, Delray Beach, FL 33484.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Supplement.

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time, the “Bankruptcy Rules”), and Rules 2002-1, 6004-1, 9006-1 of the Local Rules of Bankruptcy Practice and Procedure of the Bankruptcy Court for the District of Delaware (the “Local Rules”), for the entry of an order, among other things (i) authorizing the Debtor to enter into and perform under the Commitment Letter; and (ii) granting related relief; and the Court having reviewed the Bid Procedures Motion and having found that (a) the Court has jurisdiction to consider the Bid Procedures Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated as of February 29, 2012; (b) venue is proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409; (c) this is a core proceeding pursuant to 28 U.S.C. § 157(b); (d) notice of the Bid Procedures Motion was sufficient under the circumstances; and (e) the relief requested in the Bid Procedures Motion represents a proper exercise of the Debtor’s business judgment; and after due deliberation; and the Court having determined that the relief set forth in this Order is in the best interests of the Debtor, the estates and creditors; and good and sufficient cause having been shown;

IT IS HEREBY ORDERED THAT:

1. The Bid Procedures Motion is GRANTED, as set forth in this Order.

2. The Debtor is authorized to enter into and perform under the Commitment Letter, and the terms of the Commitment Letter are hereby approved as fair and reasonable under the circumstances of this case.

3. The binding obligations of the Debtors under the Commitment Letter are approved and shall be binding in their entirety on the Debtors and their estates. In the event the Purchaser becomes entitled to reimbursement in accordance with the Commitment Letter, the Debtor is authorized to pay all amounts that become due and owing to the Purchaser under the Commitment Letter, which amounts shall be paid first from the proceeds of any sale of the TTC Interests before any other claims are paid from such proceeds.

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4. The Debtor may take any and all actions as may be necessary to complete, effectuate, and implement the terms and provisions of the Commitment Letter.

5. Any and all objections to the Bid Procedures Motion or the relief requested therein, that have not been withdrawn, waived, or settled, and all reservations of rights included in such objections, are hereby overruled on the merits with prejudice.

6. The Court shall retain jurisdiction over all matters arising from or related to the interpretation and implementation of this Order.

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Exhibit B

Commitment Letter

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Martin Beck

September 20, 2024

Ladies and Gentlemen:

Mr. Martin Beck (“Beck”) and Freedom 3 Capital, LLC (“F3C”) are pleased to confirm our commitment (this “Commitment”) regarding the potential purchase of TTC Healthcare, Inc. (together with its subsidiaries, “TTC” or the “Company”) from UpHealth Holdings, Inc. (“UpHealth” and together with its debtor affiliates, “Debtors”) by a newly organized special purpose acquisition entity affiliated with F3C and Beck (“NewCo”). We are prepared to commit to cause NewCo to acquire TTC for $11.0 million in cash (assuming debt free, cash free, working capital consistent with the business having been operated in the ordinary course since the last audit, and no material undisclosed liabilities being uncovered in diligence) and close as soon as possible, and on the timeline set forth herein. This Commitment supersedes and replaces all prior proposals related to the subject matter hereof.

We have spent considerable time and effort in our evaluation of the Company to date, and we are prepared to move expeditiously to complete our confirmatory legal diligence (Morrison & Foerster) and negotiate definitive documentation. All of our business diligence is complete. We are ready to close from a commercial perspective, pending completion of confirmatory legal, documentation and regulatory work. Our goal is to execute a definitive share purchase agreement (“SPA”) evidencing the transactions contemplated hereby (the “Transactions”) within four weeks of signing this Commitment and close the Transactions promptly upon receipt of regulatory approval.

We enjoyed our time getting to know TTC and the Management team. We developed a plan for managing the Company’s complexities and are confident about consummating the Transactions. Conversely, we believe the complexity of the Veterans Affairs relationship and the need for significant operational improvements will prove to be insurmountable challenges for interested third parties. We understand these complexities and believe we are the only bidder capable of creating long-term success for the Company while continuing to provide exceptional care for patients. We therefore believe, including based on the time commitments noted above, that we offer the best option in terms of speed and certainty of closing.

We are willing to file for regulatory approval(s) immediately (subject to regulatory counsel confirmation of feasibility absent definitive transaction documentation). Our regulatory process should be relatively quick because Beck, who is part of the ownership group, was previously approved in connection with his prior ownership of TTC, as opposed to any other party who will be starting this process from square one.

We believe our Commitment offers the best available path for the Debtors and their creditors to maximize value. We are ready, willing and able to consummate the Transactions, providing an expedited disposition of a complex asset.

This Commitment will expire at 11:59pm ET on September 20, 2024 unless UpHealth (i) executes and returns to F3C a countersigned copy of this Commitment prior to such time and (ii) files (a) within 24 hours after execution hereof, a notice to the Bankruptcy Court docket cancelling the auction and, (b) within 48 hours after execution hereof, a motion seeking authority to enter into and perform under this Commitment (with no redactions) as a private sale (including with respect to the Bid Protections contained herein).

CONFIDENTIAL	1

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Summary of Key Terms

Purchaser	F3C, on behalf of one or more managed funds and/or accounts, together with Beck (collectively, “Bidder”) will establish NewCo, a special purpose acquisition vehicle for the purpose of consummating the Transactions. UpHealth acknowledges and agrees that F3C and Beck can work together and share information about TTC with each other without restrictions.

Purchase Price	$11.0 million (assuming debt free, cash free, working capital consistent with the business having been operated in the ordinary course since the last audit, and no material undisclosed liabilities being uncovered in diligence), payable in cash at closing.

Third Party Diligence	Bidder will be represented by Morrison & Foerster LLP as outside legal counsel in connection with the Transactions.

Diligence / Process Timing	All diligence has been completed except for the following:

• Confirmatory Legal Diligence (expected to be completed within 3 weeks).

• Legal Documentation (expected to be completed within 4 weeks).

• High level review of insurance and cybersecurity.

Approvals	• No third-party financing needed.

• F3C funding subject to its final Investment Committee approval, to be obtained prior to execution of the SPA.

• No third-party approvals anticipated, except to the extent that healthcare-related regulatory approvals would be required for any new owner of TTC.

SPA Key Terms	• NewCo will purchase 100% of the equity interests in TTC (the “TTC Interests”), pursuant to section 363 of the Bankruptcy Code, free and clear of all liens, claims, interests and encumbrances.

•  Our valuation assumes that the Company has no liabilities other than certain ordinary course operating liabilities such as trade payables not past due. All intercompany payables and receivables would be released, subject to confirmatory tax and financial diligence.

• No representations or warranties surviving post-closing.

Key Bid Considerations	• Exclusivity: Exclusivity through four weeks from the date of countersignature of this Commitment by UpHealth.

•  Bid Protections: Upon the earlier of (i) the execution of the SPA or (ii) the filing of the SPA with the Bankruptcy Court, Bidder shall be entitled to bidder protections which shall include a $750,000 break-up fee and an additional $500,000 of expense reimbursement. This provision regarding Bid Protections is to be approved by the Bankruptcy Court as a condition of our Commitment.

Exclusivity	Given the time and expenses required to review and consummate the Transactions, UpHealth hereby agrees that during the Exclusivity Period (as defined below), UpHealth and the Company shall not, and UpHealth and the Company shall cause their direct and indirect equity holders, affiliates, advisors, representatives, agents, directors, officers, and employees (collectively, the “Representatives”) not to: (i) discuss, negotiate, participate in, propose, authorize, enter into, or consummate any agreement (whether definitive, in principle, or otherwise) with respect to any transaction involving a recapitalization, reorganization, financing, refinancing, restructuring, merger, consolidation, business combination, joint venture, purchase or disposition of any equity interest in, or the material assets of, the Company or any similar transaction (a “Company Transaction”); or (ii) solicit, knowingly encourage, continue or conduct any discussions, inquiries, or negotiations with respect to, or otherwise knowingly facilitate any submission of proposals or offers in respect of, a Company Transaction. UpHealth, the Company and their Representatives

CONFIDENTIAL	2

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shall immediately cease and cause to be terminated any existing discussions or negotiations with any person conducted heretofore with regards to a Company Transaction. Notwithstanding the forgoing, UpHealth and its Representatives may engage in discussions with the consultation parties designated in the Bankruptcy Court-approved bidding procedures (provided that the non-disclosure agreements previously executed by such consultation parties are provided to F3C and are reasonably acceptable to F3C) with respect to its and the Company’s obligations, including with respect to the pending Bankruptcy cases of the Debtors, and such discussions shall not constitute a violation of this paragraph labeled “Exclusivity.” In addition, during the Exclusivity Period, the Company shall promptly notify F3C of any communications from third parties with respect to any proposed Company Transaction (including the material terms thereof) or similar solicitation, in each case that UpHealth, the Company or their Representatives receives. F3C and Beck shall be entitled to a right of first refusal with respect to any proposed Company Transaction received during the Exclusivity Period. “Exclusivity Period” means the period beginning the date upon which UpHealth executes and returns to F3C this Commitment and ending on the earlier of (i) the date upon which a definitive transaction agreement among F3C, UpHealth, the Company, and the other parties thereto is signed, (ii) the date this proposal is terminated by mutual written agreement of the parties and (iii) four weeks from the date of countersignature of this Commitment by UpHealth. UpHealth will seek Bankruptcy Court approval of this provision regarding exclusivity as a condition of our Commitment. In consideration for the Company agreeing to the provisions of this paragraph, F3C will expend time and effort in pursuing the potential Transactions.

Certain Protections	If any of the provisions set forth in the paragraph labeled “Exclusivity” or the sub-paragraph labeled “Bid Protections” in the paragraph labeled “Key Bid Considerations” is amended or modified in any way, or rejected, by the Bankruptcy Court, F3C and Beck shall be entitled to terminate all discussions regarding the Transactions at their sole discretion. If F3C and Beck are willing, ready and able to enter into the SPA on substantially the terms set forth in this Commitment (which shall include a purchase price of $11.0 million (assuming debt free, cash free, working capital consistent with the business having been operated in the ordinary course since the last audit, and no material undisclosed liabilities being uncovered in diligence) payable in cash at closing) but UpHealth is not, then UpHealth shall reimburse F3C’s and Beck’s reasonable and documented legal expenses incurred up to such time in pursuit of the Transactions promptly upon demand by F3C and Beck. If UpHealth or the Company breaches any of the provisions set forth in the paragraph labeled “Exclusivity” (except that it shall not be a breach of a provision set forth in such paragraph if a proposed Company Transaction is received during the Exclusivity Period for a purchase price that is less than the amount set forth in this Commitment in the paragraph labeled “Purchase Price” and UpHealth does not agree to consummate the Transactions with F3C and Beck for such lesser purchase price, rather than the amount set forth in this Commitment in the paragraph labeled “Purchase Price”), then F3C and Beck may terminate all discussions regarding the Transactions at their sole discretion, and UpHealth shall pay F3C and Beck a sum equal to (i) F3C’s and Beck’s reasonable and documented legal expenses incurred up to such time in pursuit of the Transactions, plus (ii) $750,000, in cash, promptly upon demand by F3C and Beck.

Confidentiality	This Commitment is proprietary and confidential and has been submitted based on our understanding that it will be kept in strict confidence. Prior to the filing of the motion with the Bankruptcy Court seeking authority to enter into and perform under this Commitment, the existence and terms of this Commitment, as well as any discussions among the parties concerning our proposal may not, without our written consent, be disclosed to, or relied upon by, any third party other than UpHealth and the consultation parties designated in the Bankruptcy Court-approved bidding procedures; provided that such consultation parties shall have executed non-disclosure agreements reasonably satisfactory to F3C prior to the receipt of this Commitment.

Governing Law	This Commitment is governed by the laws of the State of Delaware without regard to any conflict of laws principles.

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Consortium	By signing this Commitment, UpHealth agrees, on its own behalf and on behalf of its affiliates, that F3C and its affiliates, on the one hand, and Beck, on the other hand, notwithstanding any confidentiality, non-disclosure, restriction on use, or any other obligations any of them may be subject to, including under the Confidentiality Agreement dated as of June 28, 2024 between UpHealth and F3C, the Employee Proprietary Information and Inventions Agreement dated as of October 24, 2021 between UpHealth, Inc. and Beck, and/or any other agreement or policy, (i) are free to work together to pursue, enter into and consummate the Transactions, and (ii) are free to exchange with each other any and all information they have or may obtain in the future regarding TTC or its affiliates in connection with the pursuit, entry and/or consummation of the Transactions. UpHealth further agrees that Beck is a third-party beneficiary of the agreements set forth in this paragraph. UpHealth acknowledges that F3C has engaged Morrison & Foerster LLP as its legal adviser in connection with the Transactions.

Miscellaneous	Except for the paragraphs labeled “Exclusivity”, “Confidentiality”, “Certain Protections”, “Governing Law”, “Consortium” and “Miscellaneous”, each of which shall be legally binding on UpHealth and its affiliates (such provisions collectively, the “Binding Provisions”), nothing in this Commitment shall be binding on the parties, including after termination or expiration hereof, but instead this Commitment (other than the Binding Provisions) is intended to serve only as both the basis for the conduct of confirmatory due diligence and the preparation of a definitive agreement with respect to the proposed Transactions. Notwithstanding the terms of this Commitment, or any other past, present or future discussions, statements, communications, actions or course of conduct by any of the parties, it is irrevocably agreed that no party hereto (and no person or entity related to any such party) will be under any legal obligation or have any legal rights (other than the Binding Provisions) with respect to the proposed Transactions or any similar transaction, including at any time after termination or expiration hereof, unless and until a formal and definitive written transaction agreement has been executed and delivered by the parties intending to be bound, and each of the parties irrevocably waives, and agrees not to make, assert or pursue, any claims, allegations, actions or suits to the contrary. The Binding Provisions (to the extent applicable) shall expressly survive any termination or expiration of this Commitment. Except as otherwise set forth in this Commitment, each party shall be responsible for its own expenses incurred in connection with the negotiation and/or consummation of this Commitment and any subsequent transactions, and either party may, notwithstanding anything to the contrary in this Commitment, cease negotiations for any reason at any time.

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Thank you for your evaluation of our Commitment. Should you have any questions or comments in connection with herewith, please contact Brian Block at (650) 619-5275 or brian.block@freedom3.com.

Very truly yours,

/s/ Martin S. A. Beck
Martin S. A. Beck

/s/ Brian Block
Brian Block
Freedom 3 Capital

ACCEPTED AND AGREED:

UpHealth Holdings, Inc.

By:	/s/ Avi Katz
Name:	Avi Katz
Title:	Chairman, Board of Directors
Date:	September 20, 2024